AMENDMENT NO. 29 TO MANAGEMENT AGREEMENT


         This Amendment No. 29 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1,
2005, April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005,
December 1, 2005, December 19, 2005, January 1, 2006, May 1, 2006, October 1, 2006, November 1, 2006, January 1, 2007, April 30, 2007, October 31, 2007,
November 1, 2007, and February 1, 2008 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now known as Met Investors Advisory, LLC) (the "Manager"), is entered into effective the 28th day of April, 2008.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to add the following additional
Portfolios:


                                                                              Percentage of average daily net assets
                              Portfolio
----------------------------------------------------------------------- ----------------------------------------------------
----------------------------------------------------------------------- ----------------------------------------------------

American Funds Bond Portfolio                                           0.55%
----------------------------------------------------------------------- ----------------------------------------------------
----------------------------------------------------------------------- ----------------------------------------------------
American Funds Global Small Capitalization Portfolio                    0.90%
----------------------------------------------------------------------- ----------------------------------------------------
----------------------------------------------------------------------- ----------------------------------------------------
American Funds Growth Portfolio                                         0.75%
----------------------------------------------------------------------- ----------------------------------------------------
----------------------------------------------------------------------- ----------------------------------------------------
American Funds Growth-Income Portfolio                                  0.75%
----------------------------------------------------------------------- ----------------------------------------------------
----------------------------------------------------------------------- ----------------------------------------------------
American Funds International Portfolio                                  0.90%
----------------------------------------------------------------------- ----------------------------------------------------
----------------------------------------------------------------------- ----------------------------------------------------

 Met/Franklin Income Portfolio                                          0.80% of first $200 million of
                                                                        such assets plus 0.675% of such assets over $200  million up to $500 million plus 0.65% of such assets over $500 million


----------------------------------------------------------------------- ----------------------------------------------------
----------------------------------------------------------------------- ----------------------------------------------------
Met/Templeton Growth Portfolio                                          0.70% of first $100 million of such assets plus
                                                                        0.68% of such assets over $100 million up to $250
                                                                        million plus 0.67% of such assets over $250
                                                                        million up to $500 million plus 0.66% of such
                                                                        assets over $500 million up to $750 million plus
                                                                        0.65% of such assets over $750 million
----------------------------------------------------------------------- ----------------------------------------------------
----------------------------------------------------------------------- ----------------------------------------------------
Met/Franklin Mutual Shares Portfolio                                    0.80% of such assets
----------------------------------------------------------------------- ----------------------------------------------------

2. To the extent that each of American Funds Bond Portfolio, American Funds Global Small Capitalization Portfolio, American Funds Growth Portfolio, American Funds Growth-Income Portfolio and American Funds International Portfolio invests all of its investable assets (i.e., securities and cash) in another registered investment company, the Trust will not pay the Manager any fee pursuant to
Section 3 of the Agreement.

3. All other terms and conditions of the Agreement shall remain in full force and effect.




IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 28th day of April, 2008.


MET INVESTORS SERIES TRUST                  MET INVESTORS ADVISORY, LLC


By:______________________                   By:_______________________
     Name:                                    Name:
     Title:                                   Title: